EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS


      We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Andrew Profit Sharing Trust of our report dated October 24, 1997, with respect to the consolidated financial statements of Andrew Corporation incorporated by reference in its Annual Report (Form 10K) for the year ended September 30, 1997, filed with the Securities and Exchange Commission.


/s/Ernst & Young, LLP

Chicago, Illinois
June 19, 1998